UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
 _______________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2024
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THE COOPER COMPANIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6101 Bollinger Canyon Road, Suite 500, San Ramon, California 94583
(Address of principal executive offices, including Zip Code)
(925) 460-3600
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.10 par value	COO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.    Entry into a Material Definitive Agreement.

Entry into Revolving Credit and Term Loan Agreement dated May 1, 2024

On May 1, 2024, The Cooper Companies, Inc. (the “Company”) entered into a Revolving Credit Agreement (the “Credit Agreement”), among the Company, CooperVision International Limited (“CooperVision International” and, together with the Company, individually each a “Borrower” and collectively, the “Borrowers”), the lenders from time to time party thereto, PNC Bank, National Association (“PNC Bank”), as administrative agent, and the other parties thereto. The Credit Agreement provides for a multicurrency revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount of $2.300 billion with a sublimit of $1.000 billion for borrowings in currencies other than U.S. dollars. Unless terminated earlier, the Revolving Credit Facility matures on May 1, 2029. In addition, the Company has the ability from time to time to request an increase to the size of the Revolving Credit Facility or establish one or more new term loans under the Credit Agreement in an aggregate amount up to the greater of $1.150 billion and 100% of consolidated EBITDA (as defined in the Credit Agreement), subject to the discretionary participation of the lenders.

Amounts outstanding under the Revolving Credit Facility will bear interest, at the Company’s option, at either the base rate, which is a rate per annum equal to the greatest of (a) PNC Bank’s prime rate, (b) one-half of one percent in excess of the federal funds effective rate and (c) one percent in excess of the adjusted secured overnight financing rate (“SOFR”) for a one month interest period on such day, or the adjusted SOFR or adjusted foreign currency rate, plus, in each case, an applicable rate of, initially, 12.5 basis points, in respect of base rate loans, and 112.5 basis points, in respect of adjusted SOFR or adjusted foreign currency rate loans. Following a specified period after the closing date, the applicable rates will be determined by reference to a grid based upon either the Company’s non-credit enhanced, senior unsecured long-term debt rating (the “debt rating”) or the Company’s ratio of consolidated net indebtedness to consolidated EBITDA, each as defined in the Credit Agreement, at the Company’s option. During the term of the Revolving Credit Facility, the Borrowers may borrow, repay and re-borrow amounts available under the Revolving Credit Facility, subject to voluntary reduction of the revolving commitment.

The Company pays an annual commitment fee that ranges from 0.10% to 0.20% of the unused portion of the Revolving Credit Facility based upon either the Company’s debt rating or the Company’s ratio of consolidated net indebtedness to consolidated EBITDA, each as defined in the Credit Agreement, at the Company’s option. In addition to the annual commitment fee described above, the Company is also required to pay certain letter of credit and related fronting fees and other administrative fees pursuant to the terms of the Credit Agreement.

The Revolving Credit Facility is not secured by any of the Company’s or any of its subsidiaries’ (including CooperVision International’s) assets. All obligations under the Revolving Credit Facility will be guaranteed by each of the Company’s existing and future direct and indirect domestic material subsidiaries, as defined in the Credit Agreement. CooperVision International is responsible only for its own obligations, if any, under the Revolving Credit Facility and does not guaranty any of the Company’s obligations under the Revolving Credit Facility.

The Revolving Credit Facility is not subject to any mandatory prepayments prior to maturity (other than if the aggregate amount of the revolving loans and/or the letters of credit outstanding exceed the aggregate amount of the revolving commitments of the lenders and/or the letter of credit commitment of the issuing bank thereunder, respectively). The Borrowers may prepay loan balances from time to time, in whole or in part, without premium or penalty (other than any related breakage costs).

The Credit Agreement contains customary restrictive covenants, as well as financial covenants that require the Company to maintain a certain total leverage ratio and interest coverage ratio, each as defined in the Credit Agreement. The Credit Agreement also contains customary events of default, the occurrence of which would permit PNC Bank as the administrative agent to declare the principal, accrued interest and other obligations of the Borrowers under the agreement to be immediately due and payable.

On May 1, 2024, the Company fully repaid all borrowings outstanding under the 2020 Credit Agreement (as defined below) and transferred all letters of credit outstanding under the 2020 Credit Agreement to the Credit Agreement, as further described in Item 1.02 below, using proceeds from the Revolving Credit Facility.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment of Loan Agreement

On May 1, 2024, the Company entered into Amendment No. 2 to Term Loan Agreement (the “Second Amendment to 2021 Loan Agreement”), among the Company, the lenders party thereto, and PNC Bank, as administrative agent, to amend the

Term Loan Agreement, dated as of December 17, 2021 (as previously amended, the “2021 Loan Agreement”), by and among the Company, the lenders from time to time party thereto, PNC Bank, as administrative agent, and the other parties thereto. The Second Amendment to 2021 Loan Agreement modifies the 2021 Loan Agreement by, among other things, conforming certain provisions therein to those contained in the Credit Agreement.

The foregoing description of the Second Amendment to 2021 Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

ITEM 1.02. Termination of a Material Definitive Agreement.

On May 1, 2024, in connection with the Company’s entry into the Credit Agreement, the Company terminated its existing Revolving Credit and Term Loan Agreement, dated as of April 1, 2020 (as subsequently amended, the “2020 Credit Agreement”), among the Company, CooperVision International, the lenders from time to time party thereto, KeyBank, National Association, as administrative agent, and the other parties thereto. In connection with the termination, all letters of credit outstanding under the 2020 Credit Agreement were transferred to the Credit Agreement.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement .

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

ITEM 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit	Description
10.1
Revolving Credit Agreement, dated as of May 1, 2024, among the Company, CooperVision International Limited, the lenders from time to time party thereto, and PNC Bank, National Association, as administrative agent.

10.2	Amendment No. 2 to Term Loan Agreement, dated as of May1, 2024, among the Company, the lenders party thereto, and PNC Bank, as administrative Agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    THE COOPER COMPANIES, INC.

    By:    /s/ Nicholas S. Khadder
        Nicholas S. Khadder
        General Counsel & Corporate Secretary

Dated: May 1, 2024